THIS WARRANT AND THE SHARES OF COMMON SHARES ISSUED UPON ITS
                   EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
                 TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT

Warrant No. 4                             Number of Shares: 70,063
                                          (subject to adjustment)

Date of Issuance: August 8, 1996

                   INTELECT COMMUNICATIONS SYSTEMS LIMITED

                        COMMON SHARES PURCHASE WARRANT

                         (Void after August 7, 2001)

     Intelect Communications Systems Limited, a Bermuda company (the "Company"), for value received, hereby certifies that Grayson & Associates, Inc. or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before August 7, 2001, at not later than 5:00 p.m. (Boston, Massachusetts time), 70,063 common shares, $.01 par value per share (the "Common Shares"), of the Company. The shares purchasable upon exercise of this Warrant, and the Purchase Price per share (defined below), each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

      1. EXERCISE.

            (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as EXHIBIT I duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. For purposes hereof, the Purchase Price shall be equal to $8.56375 per share.

            (b) The Registered Holder may, at its option, elect to pay some or all of the Purchase Price payable upon an exercise of this Warrant by canceling a portion of this Warrant exercisable for such number of Warrant Shares as is determined by dividing ti) the total Purchase Price payable in respect of the number of Warrant Shares being purchased upon such exercise by (ii) the excess of the Fair Market Value per share of Common Stock as of the effective date of exercise, as determined pursuant to Subsection l(c) below (the "Exercise Date") over the Purchase Price per share. The Fair Market Value per share of Common Stock shall be determined as follows:

                  (i) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market, the Nasdaq system, or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of the Common Stock shall be deemed to be the last reported sale price per share of Common Stock thereon on the Exercise Date; or, if no such price is reported on such date, such price on the next preceding business day (provided that if no such price is reported on the next preceding business day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii)).

                  (ii) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market, the Nasdaq system or another nationally recognized exchange or trading system as of the Exercise Date, the Fair market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and upon request of the Registered Holder, the Board of Directors (or a representative thereof) shall promptly notify the Registered Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three month period prior to the Exercise Date, then (A) the Fair Market Value per share of Common Stock shall be the amount next determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company), (B) the Board of Directors shall make such a determination within 15 days of a request by the Registered Holder that it do so, and (C) the exercise of this Warrant pursuant to Subsection l(b) shall be delayed until such determination is made.

            (c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsections l(a) and lib) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection l(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

            (d) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                  (i) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

                  (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise.

      2. ADJUSTMENTS.

            (a) If outstanding shares of the Company's Common Shares shall be subdivided into a greater number of shares or a dividend in Common shares shall be paid in respect of Common Shares, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Shares shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

            (b) If there shall occur any capital reorganization or reclassification of the Company's Common Shares (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such registered Holder had held the number of shares of Common Shares which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant, such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

            (c) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in subsection 2(a) or (b) above.

      3. FRACTIONAL SHARES. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value (defined below) per share of Common Shares. For purposes hereof, Fair Market Value shall be determined as follows:

                  (i) If the Common Shares are listed on a national securities exchange, the Nasdaq National Market, the Nasdaq system, or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of the Common Shares shall be deemed to be the last reported sale price per share of the Common Shares thereon on the Exercise Date; or, if no such price is reported on such date, such price on the next preceding business day (provided that if no such price is reported on the next preceding business day, the Fair Market Value per share of Common Shares shall be determined pursuant to clause ( ii)).

                  (ii) If the Common Shares are not listed on a national securities exchange, the Nasdaq National Market, the Nasdaq system or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of the Common Shares shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Shares (including without limitation a determination for purposes of granting Common Shares options or issuing Common Shares under an employee benefit plan of the Company); and, upon request of the Registered Holder, the Board of Directors (or a representative thereof) shall promptly notify the Registered Holder of the Fair Market Value per share of Common Shares. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Fair Market Value per share of Common Shares shall be the amount next determined by the Board of Directors to represent the fair market value per share of the Common Shares including without limitation a determination for purposes of granting Common Shares options or issuing Common Shares under an employee benefit plan of the Company), and the Board of Directors shall make such a determination within 15 days of a request by the Registered Holder that it do so.

      4. REQUIREMENTS FOR TRANSFER.

            (a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended the "Act"), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

            (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this Section 4, or (ii) a transfer made in accordance with Rule 144 under the Act.

            (c) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

               "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

      5. REGISTRATION UPON CLOSING.

      (a) Subject to the terms and conditions hereof, within fifteen (15) days after the closing of the transactions contemplated by the Convertible Securities Subscription Agreements between the Company and the Buyers named therein of even date herewith (the "Closing Date"), the Company shall, at the Company's cost and expense (other than the fees and disbursements of counsel for the Registered Holder and the underwriting discounts and brokerage commissions, if any, payable in respect of the Warrant shares sold by the Registered Holder) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (if the same is available),with respect to all of the Warrant Shares and will use all reasonable efforts to cause such registration statement to become effective promptly. If Form S-3 is not available to the Company for such registration statement, the Company shall use its best efforts to promptly file the registration statement on an appropriate alternative form.

            (b) Except as set forth below, the Company shall keep effective the registration statement contemplated by this Section 5 and shall from time to time amend or supplement such registration statement, for a period of not less than two (2) years, as extended by any period of time during which the registration statement is not effective pursuant to Section 5(c) below, unless all of the Warrant Shares set forth in such registration statement have theretofore been sold.

            (c) The Company may terminate or suspend the effectiveness of any registration statement to be filed pursuant to Section 5(a) one time for a period of not more than 30 days if the Company shall deliver to the Registered Holder a certificate signed by the President or Chief Financial Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would (i) be seriously detrimental to the Company for such registration statement to be effected or remain effective at such time, (ii) interfere with any proposed or pending material corporate transaction involving the Company or any of its subsidiaries or (iii) result in any premature disclosure thereof.

      6. FUTURE DEMAND REGISTRATION.

            (a) If, at any one time following thirty (30) days after the termination of the effectiveness of the registration statement prepared and filed in accordance with Section 5, the Company receives a written request from the Registered Holder, the Company shall, at the

Company's sole cost and expense (other than the fees and disbursements of counsel for such Registered Holder and the underwriting discounts and commissions, if any, payable in respect of the Warrant Shares sold by such Registered Holder), prepare and file with the Commission an additional registration statement sufficient to permit the public offering and sale of the number of Warrant Shares set forth in such request. The Company shall file such registration statement on Form S-3 (if the same is available to the Company for such registration) within thirty (30) days of the receipt of the request. If Form S-3 is not available to the Company for such registration statement, the Company shall use its best efforts to promptly file the registration statement on an appropriate alternative form. The Company will use all reasonable efforts to cause such registration statement to become effective promptly. Notwithstanding anything to the contrary set forth above, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 6(a): (1) if the Company shall furnish to the Registered Holder a certificate signed by the President or the Chief Financial Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than 30 days after receipt of the request of the Registered Holder; or (2) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

            (b) The Company shall keep effective the registration statement contemplated by this Section 2 and shall from time to time amend or supplement such registration statement, for a period of not less than three years.

            (c) The Company shall not be obligated to file more than two (2) registration statements under this Agreement.

            (d) The Company shall furnish to the Registered Holder such numbers of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents as may reasonably be requested in order to facilitate the disposition of the Warrant Shares owned by the Registered Holder.

      7. THE COMPANY COVENANTS.

            (a) The Company's obligations pursuant to Sections 1 and 2 hereof shall continue for five years after the Closing Date or until all Warrant Shares have been sold, whichever event occurs first.

            (b) In the event of a registration pursuant to the provisions of Sections 5 and 6, the Company shall use all reasonable efforts to cause the Warrant Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Registered Holder may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 7(b) in which it is not otherwise required to qualify to do business.

            (c) The Company shall notify the Registered Holder promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

            (d) The Company shall advise the Registered Holder, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement, or the initiation or threatening of any proceeding for that purpose, and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

            (e) The Company shall promptly notify the Registered Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of each Investor prepare and furnish to them such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Warrant Shares or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

            (f) If requested by the underwriter for any underwritten offering of Warrant Shares on behalf of the Registered Holder pursuant to a registration requested under Sections 5 and 6, the Company and the Registered Holder will enter into an underwriting agreement with such underwriter for such offering, which shall be reasonably satisfactory in substance and form to the Company and the Company's counsel, the Registered Holder, and the underwriter, and such agreement shall contain such representations and warranties by the Company and each Investor and such other terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely by selling stockholders, including, without limitation, indemnities substantially to the effect and to the extent provided in Section 8.

      8.    INDEMNIFICATION: MISCELLANEOUS OPERATIVE PROVISIONS.

      (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Registered Holder, its respective officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 8, but not be limited to, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), arising out of, based upon, or in connection with any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented) or any amendment or supplement thereto, relating to the sale of any of the Warrant Shares or (B) in any application or other document or communication (in this Section 8 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Warrant Shares under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless (x) such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Registered Holder for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (y) such loss, liability, charge, claim, damage or expense arises out of the Registered Holder's failure to comply with the terms and provisions of this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

      If any action is brought against the Registered Holder or any of their respective officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 8(a) unless, the failure to so notify shall prejudice any rights or defenses with respect to such claim) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) provided that the indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless:

            (i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action; or

           (ii) such indemnified party or parties shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the Company, that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any material respect, and that as a result thereof a conflict of interest would arise absent separate representation of the parties.

In the event of clauses (i) or (ii) above, such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this
Section 8 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto) unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Investor of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Warrant Shares or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Warrant Shares.

       (b) Each Registered Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Warrant Shares by the Registered Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Registered Holder in Section 8(a) but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented) or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Registered Holder by or on behalf of the Registered Holder, for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Registered Holder pursuant to this Section 8(b) the Registered Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a).

      (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 8(a) or 8(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company as one entity, and the Registered Holder, included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and the Registered Holder in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Registered Holder, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Registered Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Registered Holder for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Registered Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 8(c). In no case shall the Registered Holder be responsible for a portion of the contribution obligation imposed on the Registered Holder in excess of such Registered Holder's pro rata share based on the number of Common Shares owned by each Registered Holder and included in such registration as compared to the total number of Common Shares included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section ll(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8(c) each person, if any, who controls any Registered Holder within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of any Registered Holder or control person shall have the same rights to contribution as the Registered Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject to each case to the provisions of this Section 8(c). Anything in this
Section 8(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8(c) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

       (d) Remedies. In the event of a breach by any party of its obligations under this Agreement, the other party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

       (e) Agreements and Waivers. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, unless such amendment, modification or supplement is in writing and signed by the parties hereto.

      (f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, or telecopied, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 8(f).

            (i) if to the Company:

                  Intelect Communications Systems Limited

                  Reid House, 31 Church Street
                  Hamilton, Bermuda
                  Attn: Peter G. Leighton
                  Fax: 441/292-5560

           (ii) if to the Registered Holder at the address specified from time to time to the

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged, if telecopied.

       (g) Reasonable Cooperation of the Registered Holder. The Registered Holder shall cooperate in all reasonable respects with the filing of the registration statement contemplated hereby. Without limiting the foregoing, the Registered Holder shall furnish to the Company (or any regulatory authority) such written information and representations that the Company may reasonably request in order to facilitate any registration of the Warrant Shares hereunder.

       9. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

       10.  NOTICES OF RECORD DATE. ETC. In case:

            (a) the Company shall take a record of the holders of its Common Shares (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

            (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

            (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Shares (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

      11. RESERVATION OF SHARES. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

      12. EXCHANGE OF WARRANTS. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Shares called for on the face or faces of the Warrant or Warrants so surrendered.

      13. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

      14. TRANSFERS. ETC.

            (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

            (b) Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of EXHIBIT II hereto) at the principal office of the Company.

            (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

      15. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

      16. NO RIGHTS AS SHAREHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

      17. CHANGE OR WAIVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

      18. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

      19. GOVERNING LAW. This Warrant will be governed by and construed in accordance with the laws of Bermuda.

                             Intelect Communications Systems
                                    Limited

                              By: /s/ PETER G. LEIGHTON
                                      Peter G. Leighton

[Corporate Seal]              Title: President

ATTEST:


____________________

                                                                       EXHIBIT I

                                 PURCHASE FORM

To:__________________                     Dated:_________________

      The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ), hereby irrevocably elects to purchase Common Shares covered by such Warrant. The undersigned herewith makes payment of $ , representing the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of $__________ in lawful money of the United States.

                                    Signature:_________________________
                                    Address:  _________________________
                                              _________________________

                                                                      EXHIBIT II

                               ASSIGNMENT FORM

      FOR VALUE RECEIVED, ____________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ) with respect to the number of shares of Common Shares covered thereby set forth below, unto:

NAME OF ASSIGNEE        ADDRESS                 NO. OF SHARES
----------------        -------                 -------------


Dated:____________            Signature:____________________________

Dated:____________            Witness:______________________________